DAY PITNEY LLP

BOSTON CONNECTICUT NEW JERSEY NEW YORK WASHINGTON, D.C.

DAVID S. SAGER
Attorney At Law

Mail To: P.O. Box 1945 Morristown, NJ 07962
Deliver To: 200 Campus Drive Florham Park, NJ 07932
T: 973-966-8121 F: (973) 966 1015
dsager@daypitney.com

February 12, 2008

VIA E-MAIL AND OVERNIGHT DELIVERY

Jeremy W. Schulman, Esq.
Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
11921 Rockville Pike
Rockville, Maryland 20852-2743

Re: Key Pharmaceuticals, Inc. v. Hercon Laboratories Corp.
Civil Action No. 07-2003 (SRC)

Dear Jeremy:

On behalf of Key Pharmaceuticals, Inc. ("Key"), I write regarding the request of Hercon Laboratories Corp. ("Hercon") to extend its ability to operate under the parties' License Agreement as set forth in the Final Judgment On Consent entered on June 6, 2007 (the "Consent Judgment") in the case of *Key Pharmaceuticals, Inc. v. Hercon Laboratories Corp.*, Civil Action No. 07-2003 (SRC). Without prejudice to any of its rights, at law or in equity, for amounts due under the Consent Judgment, Key agrees to extend Hercon's limited right to operate under the Consent Judgment through March 10, 2008 and retroactive to November 16, 2007. Key's agreement is subject to and expressly conditioned upon (i) Hercon's immediate withdrawal, with prejudice, of its pending Motion to Vacate Consent Judgment (Docket No. 7) and Order to Show Cause Seeking Temporary Restraints (Docket No. 8), and (ii) Hercon's acknowledgment, as evidenced by your signature below, that the Consent Judgment is legally valid and binding upon Hercon and that Hercon waives all defenses to the Consent Judgment. Nothing herein shall affect any claims Hercon may possess against James McTevia, McTevia & Associates, Michael Traison, Miller, Canfield, Paddock & Stone, and Jack Zwick.

Very truly yours,

David S. Sager

Agreed to on behalf of
Hercon Laboratories Corp.

Jeremy W. Schulman, Esq.

cc: Michael J. Canning, Esq. (via e-mail)